UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 28, 2014

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Diligent Board Member Services, Inc. (the “Company”) is filing this Current Report on Form 8-K to report on the reclassification of a note receivable from the Company’s predecessor entity, which was previously recorded as an asset. In connection with the previously announced restatement and re-audit of the Company’s historical financial statements for the fiscal years ended December 31, 2010, 2011 and 2012, it was determined that this note receivable should have been accounted for as a reduction to stockholders’ equity. This change materially impacts the Company’s financial statements for fiscal periods in addition to those identified in the Company’s Current Report on Form 8-K (the “Original Report”) filed with the Securities and Exchange Commission (“SEC”) on August 6, 2013 to disclose that as a result of its review of its revenue recognition practices, the Company would restate its financial statements for the fiscal years ended December 31, 2010, 2011 and 2012 and the fiscal quarter ended March 31, 2013, and that its previously reported results for such fiscal periods and interim periods within such fiscal years should no longer be relied upon. Reference should be made to the Original Report and the Company’s subsequent filings on Form 12b-25 for a description of the Company’s ongoing restatement and re-audit process. It is not currently anticipated that the accounting corrections required in connection with the reclassification of the note receivable will impact the Company’s timing to complete its previously announced restatement.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) The Audit Committee retained Deloitte & Touche LLP to re-audit the Company’s financial statements for the fiscal years ending December 31, 2012, 2011 and 2010. In connection with the restatement and re-audit of the Company’s financial statements, the Company has determined that it misclassified a note receivable relating to a promissory note in the original principal amount of approximately $6.8 million from its accounting predecessor entity, Services Share Holding, LLC (the “SSH Note”). The receivable was recorded as an asset instead of a deduction from stockholders’ equity for the periods the SSH Note remained outstanding, which encompassed each of the Company’s fiscal years from its formation in 2007 through the final repayment of the promissory note in 2012. At the time the SSH Note was originated, the Company, in consultation with its prior independent registered public accounting firm, determined that it was appropriate to recognize the SSH Note as an asset, rather than as a reduction of stockholders’ equity. However, in connection with the restatement and re-audit of its historical financial statements, based on the interpretation of applicable accounting guidance, the Company has determined that the note receivable should have been presented as a deduction from stockholders’ equity. The effect of the reclassification of the SSH Note was material to the Company’s financial statements for the fiscal years ended December 31, 2007, 2008, 2009, 2010, 2011 and 2012. Accordingly, on January 28, 2014, upon the recommendation of management, the Audit Committee determined that, in addition to the fiscal periods covered by the Original Report, the Company’s financial statements filed with the SEC for the fiscal years ended December 31, 2007, 2008 and 2009, and the interim periods within such fiscal years, should no longer be relied upon. In addition, any previously issued press release or other publicly issued statement by the Company containing financial information for any of the historical periods covered by the Original Report and this Form 8-K should not be relied upon.

The Company accounted for its note receivable relating to the SSH Note as an asset rather than as a reduction in stockholders equity. The Company expects to correct this error by reducing the assets reflected on its balance sheet, and stockholders equity, by the amount of the note receivable outstanding at the end of each relevant fiscal period and eliminating impairment charges and recoveries of impairment charges related to the note from its income statements. The Company is determining and quantifying the specific adjustments that need to be made to each of the periods affected by the restatement.

Following completion of the restatement and re-audit, the Company plans to file with the SEC an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 containing restated financial statements for its 2011 and 2012 fiscal years and restated financial information relating to the fiscal quarters within such fiscal years. In addition, the Company will file an amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 containing restated financial statements. Following such filings, the Company will file its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013 and September 30, 2013.

As previously disclosed, in connection with the Company's revenue recognition review and restatement process, management has determined that there were material weaknesses in the Company’s internal controls over financial reporting as of December 31, 2012. Management’s assessment of internal controls over financial reporting is ongoing. Upon completion of the restatement and re-audit process, management will provide an updated assessment of the Company’s internal controls over financial reporting and related remedial measures with the filing of the amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Company has informed Baker Tilly Virchow Krause, LLP (formerly Holtz Rubenstein Reminick LLP), the Company’s former independent registered public accounting firm, of the matters disclosed in this filing. The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Forward Looking Statements

This document contains forward looking statements within the meaning of the safe harbor provision of the Securities Litigation Reform Act of 1995. Terms such as "expect," "believe," "continue," and "intend," as well as similar comments, are forward looking in nature. These forward looking statements include statements regarding the Company's ability to complete the restatement of its prior period financial statements and become current in its financial reporting obligations. These statements are subject to risks and uncertainties, including the risk that the Company's Board of Directors, Audit Committee, management or independent registered public accounting firm will identify additional issues in connection with the restatement or re-audit, or that these issues will require additional corrections to the Company's prior period financial statements. In addition, the Company is subject to risks relating to the time and effort required to complete the restatement, actions which may be taken by the NZX in respect of the Company's continued listing, the ramifications of the Company's potential inability to timely file periodic and other reports with the SEC, and the risk of litigation or governmental investigations or proceedings relating to these matters. As disclosed in the Company’s prior filings, its Special Committee investigation identified a number of instances in which the Company was not, or may not have been, in compliance with applicable New Zealand and US regulatory obligations and such instances may expose the Company to potential regulatory actions and/or contingent liabilities; certain of the Company’s past stock issuances and stock option grants may expose it to potential contingent liabilities, including potential rescission rights; the Company is subject to New Zealand Stock Exchange Listing Rules and compliance with securities and financial reporting laws and regulations in the US and New Zealand and faces higher costs and compliance risks than a typical US public company due to the need to comply with these dual regulatory regimes; as of December 31, 2012 the Company identified material weaknesses in its internal control over financial reporting and concluded that its disclosure controls were not effective; the Company must address the material weaknesses in its internal controls, which otherwise may impede its ability to produce timely and accurate financial statements; the Company’s business is highly competitive and it faces the risk of declining customer renewals or upgrades; and it may fail to manage its growth effectively. Please refer to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2012 filed with the SEC for further information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2014	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi Chief Executive Officer